UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 13, 2008

KENEXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification Number)

650 East Swedesford Rd

Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 971-9171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Kenexa Corporation (the “Company”) approved the 2008 compensation plan for Troy Kanter, the Company’s Chief Operating Officer. In 2008, Mr. Kanter’s base salary will remain at $400,000 per year. The Compensation Committee of the Company also approved performance objectives to be used in connection with evaluating performance and determining the annual bonus amounts payable to Mr. Kanter in 2008. The bonus for Mr. Kanter is based in part on the Company’s performance in several key areas relating to customers, as well as on 2008 pro forma levels of earnings before taxes. Key areas include, among other things, income from continuing operations, customer growth and customer retention objectives. The maximum performance bonus amount for Mr Kanter is $550,000. In addition, the Compensation Committee of the Company may pay Mr. Kanter a discretionary bonus in addition to the performance bonus listed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenexa Corporation

Date: March 18, 2008	By:	/s/ DONALD F. VOLK
Donald F. Volk
Chief Financial Officer

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